Exhibit 3(ff)

BYLAWS

of

PDM ACQUISITION COMPANY

Note: Section references in brackets are to the Michigan Business Corporation Act

ARTICLE I — OFFICES

1.01.    Principal Office. The principal office of the corporation shall be at such place as the Board of Directors shall from time to time determine.

1.02.    Other Offices. The corporation also may have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.

ARTICLE II — SEAL

2.01.    Seal. The corporation may have a seal in the form that the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced. Documents otherwise properly executed on behalf of the corporation shall be valid and binding upon the corporation without a seal whether or not one is in fact designated by the Board of Directors. [Section 261]

ARTICLE III — CAPITAL STOCK

3.01.    Issuance of Shares. The shares of capital stock of the corporation shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the Board of Directors shall deem advisable, subject to the Articles of Incorporation and any requirements of the laws of the state of Michigan. [Section 301]

3.02.    Certificates for Shares. The certificated shares of the corporation shall be represented by certificates signed by the Chairman of the Board of Directors, the President, or a Vice President, and also may be signed by the Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary, and may be sealed with the seal of the corporation, if any, or a facsimile of it. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issuance. A certificate representing shares shall state on its face that the corporation is formed under the laws of the state of Michigan and shall also state the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and any other provisions that may be required by the laws of the State of Michigan. Notwithstanding the foregoing, the Board of Directors may authorize the issuance of some or all of the shares without certificates to the fullest extent permitted by law. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by applicable law. [Sections 331 and 332]

3.03.    Transfer of Shares. The certificated shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate for the shares, properly endorsed for transfer, and the presentation of the evidences of ownership and validity of the assignment that the corporation or its agents may require. Transfers of uncertificated shares shall be made by such written instrument as the Board of Directors shall from time to time specify, together with such proof of the authenticity of signatures as the corporation or its agents may require. [Section 472]

3.04.    Restriction on Transfer of Shares. A shareholder shall not transfer any of his or her shares except in compliance with the terms and provisions of a certain “Shareholder Agreement” dated and effective as of June 29, 2012, and as amended from time to time (hereinafter the “Shareholder Agreement”). For the purposes of this Section 3.06, “shareholder” includes a shareholder’s representative, executor or legal guardian as necessary. For the purposes of this Section 3.06, “transfer” is any sale, exchange or other disposition or encumbrance of shares, whether absolute or as security, whether for a valuable consideration or as a gift, whether voluntary or involuntary, except that a “transfer” shall not be deemed to include a transfer of shares to a living trust of which a shareholder serves as the sole trustee or a transfer pursuant to a shareholder’s last will and testament. Conspicuous notice of this restriction shall be set forth on the face or back of all certificates evidencing shares of the corporation or on the written statement provided to owners of the corporation’s shares in the event that the corporation is authorized to issue shares without certificates. [Section 472]

3.05.    Registered Shareholders. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner of it for the purpose of dividends and other distributions or for any recapitalization, merger, plan of share exchange, reorganization, sale of assets, or liquidation, for the purpose of votes, approvals, and consents by shareholders, for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the shares by any other person, whether or not the corporation shall have notice of it, except as expressly required by the laws of the state of Michigan. [Section 432]

3.06.    Lost or Destroyed Certificates. On the presentation to the corporation of a proper affidavit attesting to the loss, destruction, or mutilation of any certificate or certificates for shares of stock of the corporation and such other evidence as the corporation or its transfer agent, if any, may require, the corporation shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed, or mutilated. The corporation may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in the form and amount and with or without sureties, as the Board of Directors may direct or approve. [Section 334]

3.07.    Transfer Agents and Registrars. The board of directors may, in its discretion, appoint one or more banks or trust companies in the State of Michigan and in such other state or states as the board of directors may deem advisable, from time to time, to act as transfer agents and registrars of the shares of the Corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

ARTICLE IV — SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

4.01.    Place of Meetings. Meetings of shareholders may be held at the principal office of the corporation, at any other place that shall be determined by the Board of Directors and stated in the meeting notice, or, at the direction of the Board of Directors to the extent permitted by applicable law, may be held by remote communication if stated in the meeting notice. The Board of Directors may allow participation at any meeting of shareholders by remote communication. [Section 401]

4.02.    Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on the last Monday of each January after the end of the corporation’s fiscal year at such time as the Board of Directors may select. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders. Any annual meeting of shareholders may be adjourned by the person presiding at the meeting or pursuant to a resolution of the Board of Directors. [Section 402]

4.03.    Special Meetings. Special meetings of shareholders may be called by the Board of Directors, the Chairman (if the office is filled) or the President or called by the Secretary at the written request of shareholders holding at least a twenty-five percent (25%) of the outstanding shares of stock of the corporation entitled to vote. Any request by shareholders shall state the purpose or purposes for which the meeting is to be called. At any special meeting of shareholders, the business which may be transacted shall be limited to that which was specifically stated in the notice of such special meeting provided to shareholders. [Section 403]

4.04.    Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place, if any, and purposes of a shareholders meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, personally, by mailing the notice to his or her last address as it appears on the books of the corporation or by a form of electronic transmission to which the shareholder has consented. Unless the corporation has securities registered under Section 12 of the federal Securities Exchange Act of 1934, as amended, the notice shall include notice of proposals from shareholders that are proper subjects for shareholder action and are intended to be presented by shareholders who have so notified the corporation in accordance with Section 4.10. If a shareholder or proxy holder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be include in the notice. No notice need be given of an adjourned meeting of the shareholders provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to notice on the new record date as provided in this Section 4.04. [Sections 404 and 406a]

4.05.    Record Dates. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of the meeting or to express consent to or to dissent from a proposal without a meeting; for the purpose of determining shareholders entitled to receive payment of a dividend or an allotment of a right; or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date-of the meeting, nor more than 60 days before any other action. In such case only the shareholders that shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or an adjournment of the meeting or to express consent to or to dissent from the proposal; to receive payment of the dividend or the allotment of rights; or to be recognized as shareholders for the purpose of in any other action, notwithstanding any transfer of any stock on the books of the corporation, after any such record date. If a record date is not fixed (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in clause (a) shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. Nothing in this Section 4.05 shall affect the rights of a shareholder and his or her transferee or transferor as between themselves. [Section 412]

4.06.    List of Shareholders. The Secretary or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment of it. The list shall be arranged alphabetically within each class and series and include the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence of which shareholders are entitled to examine the list or vote at the meeting. If the meeting is held solely by means of remote communication, the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting. [Section 413]

4.07.    Quorum; Adjournment: Attendance By Remote Communication. Unless a greater or lesser quorum is required by the Articles of Incorporation or the laws of the state of Michigan, shareholders present at a meeting in person or by proxy who, as of the record date for the meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting, shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy or by the chair of the meeting. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Section 4.07 applies in determining the presence of a quorum of the class or series for transacting the item of business. Subject to any guidelines and procedures adopted by the Board of Directors, shareholders and proxy holders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication, are considered present in person and may vote at the meeting if all of the following conditions are satisfied: (a) the corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (b) the corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (c) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the corporation, A shareholder or proxy holder may be present and vote at an adjourned meeting by means of remote communication if the shareholder was permitted to be present and vote by such means of communication at the original meeting. [Sections 405 and 415]

4.08.    Proxies. A shareholder entitled to vote at a shareholders meeting or to express consent or to dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder’s authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to a proxy solicitation agent authorized to receive such a transmission and shall include or be accompanied by information that will establish that an electronic transmission has been authorized by a shareholder. A copy or reproduction of the proxy may be submitted or used in lieu of an original proxy for any purpose for which the original proxy could be used. A proxy. shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the state of Michigan. [Sections 421, 422, and 423]

4.09.    Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless the Articles of Incorporation or any designation of rights and preferences pertaining to a class or series of preferred stock provide otherwise. Votes may be cast orally or in writing. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on it, unless; (i) a greater vote is required by the Articles of Incorporation or by the laws of the state of Michigan; or (ii) the action to be taken is governed by the Shareholder Agreement wherein the “Founding Shareholders” (as that term is defined in the Shareholder Agreement) must be in favor of the action proposed to be taken. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election, and not by cumulative voting. [Section 441]

4.10.    Conduct of Meeting. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the Board of Directors, the chair shall be the Chairman of the Board of Directors. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted. If participation is permitted by remote communication, the names of the participants in the meeting shall be divulged to all participants.

4.11.    Inspectors of Election. The Board of Directors, or the chair presiding at any shareholders’ meeting, may appoint one or more inspectors. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors. [Section 431]

ARTICLE V — DIRECTORS

5.01.    Number. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors comprised of not less than one (1) nor more than five (5) directors, as shall be fixed from time to time by the Board of Directors, Directors need not be residents of Michigan or shareholders of the corporation. [Section 501 and Section 505]

5.02.    Election, Resignation, and Removal. Directors shall be elected at each annual shareholders meeting, each director to hold office until the next annual shareholders meeting and until the director’s successor is elected and qualified, or until the director’s resignation or removal. A director may resign by written notice to the corporation. The resignation is effective on its receipt by the corporation or at a subsequent time as set forth in the notice of resignation. Unless otherwise provided in the Articles of Incorporation or by applicable law, a director or the entire Board of Directors may be removed by vote of the holders of a majority of the shares entitled to vote at an election of directors, with or without cause, [Section 505] Notwithstanding the above, the Shareholder Agreement indicates that the “Founding Shareholders” (as defined in the Shareholder Agreement) are required to be in favor of such action in order for it to become effective.

5.03.    Vacancies. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors, or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders; provided, however, that if the Board of Directors is divided into classes, a person so elected to fill a vacancy shall serve as a director for a term continuing until the next election of the class of directors to which such new director was elected. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs. [Section 515a]

5.04.    Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three days of such time, excluding Sundays and legal holidays, if the later time is deemed advisable, at the place where the shareholders meeting has been held, at any other place that the Board of Directors may determine or by remote communication, for the purpose of electing officers and considering such business that may properly be brought before the meeting; provided that, if less than a majority of the directors appear for an annual meeting of the Board of Directors, the holding of the annual meeting shall not be required and the matters that might have been taken up in it may be taken up at any later special or annual meeting, or by consent resolution.

5.05.    Regular and Special Meetings. Regular meetings of the Board of Directors or any committee of directors may be held at the times and places, or by remote communication, that the majority of the directors or committee members may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors or committee members. Special meetings of the Board of Directors may be called by the Chairman or the Board of Directors (if the office is filled) or the President, and shall be called by the President or Secretary on the written request of any two directors. Special meetings of a committee of directors may be called by the chair of the committee and shall be called by the chair of the committee on the written request of any two committee members. [Section 521]

5.06.    Notices. No notice shall be required for annual or regular meetings of the Board of Directors or for adjourned meetings, whether regular or special. Three days written notice, 24-hour telephonic notice or 24-hour notice by electronic communication shall be given for special meetings of the Board of Directors or any committee of directors, and the notice shall state the time, place, if any, and purpose or purposes of the meeting. [Section 521]

5.07.    Quorum. A majority of the Board of Directors then in office, or of the members of any committee of directors, constitutes a quorum for the transaction of business, The vote of a majority of the directors present at any meeting at which there is a quorum constitutes the action of the Board of Directors or of such committee, except: (i) when a larger vote may be required by the laws of the state of Michigan; or (ii) the action to be taken is governed by the Shareholder Agreement, wherein the “Founding Shareholders” (as that term is defined in the Shareholder Agreement) are serving on the Board of Directors, and wherein the Founding Shareholders must be in favor of the action proposed to be taken. A member of the Board of Directors or of a committee of directors may participate in a meeting by conference telephone other means of remote communication through which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting. [Section 523]

5.08.    Dissents. A director who is present at a meeting of the Board of Directors, or a committee of which the director is a member, at which action on a corporate matter is taken, is presumed to have concurred in. that action unless the director’s dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment of it or forwards the dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. The right to dissent does not apply to a director who voted in favor of the action. A director who is absent from a meeting of the Board of Directors or a committee of which the director is a member, at which any such action is taken, is presumed to have concurred in the action unless he or she files a written dissent with the Secretary within a reasonable time after the director has knowledge of the action. [Section 553]

5.09.    Compensation. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers or as members of a committee of directors. Nothing herein shall be construed to preclude a directors from serving in any other capacity and receiving compensation for such service from the corporation. [Section 545a]

5.10.    Executive and Other Committees. The Board of Directors may by resolution appoint one or more directors as members of an executive committee to exercise all powers and authorities of the Board of Directors in managing the business and affairs of the corporation, except that the executive committee shall not have power or authority to undertake action that is reserved to either be Founding Shareholders or the directors pursuant to the Shareholder Agreement. The Board of Directors from time to time may, by resolution, appoint other committees of one or more directors to have the authority that shall be specified in the resolution making the appointments. In the absence or disqualification of a committee member, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member. [Section 527 and 528]

ARTICLE VI — NOTICES, WAIVERS, AND MANNER OF ACTING

6.01.    Notices. All notices of meetings required to be given to shareholders, directors, or any committee of directors may be given personally or by mail, telecopy or electronic transmission to any shareholder, director, or committee member at his or her last address as it appears on the books of the corporation. The notice shall be deemed to be given at the time it is mailed or otherwise dispatched or, if given by electronic transmission, when electronically transmitted to the person entitled to the notice in a manner authorized by the person. Telephonic notice may also be given for special meetings of the Board of Directors or any committee of directors as provided in Section 5.06. [Section 404 and 521]

6.02.    Waiver of Notice. Notice of the time, place, if any, and purpose of any meeting of shareholders, directors, or committee of directors may be waived by telecopy or other writing, or by electronic transmission, either before or after the meeting, or in any other manner that may be permitted by the laws of the state of Michigan, Attendance of a person at any shareholders meeting, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

(a)    In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented; or

(b)    In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

A shareholder’s attendance at a meeting of shareholders, whether in person or by proxy, will constitute: waiver of any objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and waiver of any objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. [Section 404 and 521]

6.03.    Director Action Without a Meeting. Except as the Articles of Incorporation may otherwise provide, any action required or permitted at any meeting of directors or a committee of directors may be taken without a meeting, without prior notice, and without a vote, if all of the directors or committee members entitled to vote consent to the action in writing, either before or after the action is taken. [Section 525]

ARTICLE VII — OFFICERS

7.01.    Number. The Board of Directors shall elect or appoint a President, a Secretary, and a Treasurer, and may select a Chairman of the Board of Directors and one or more Vice Presidents, Assistant Secretaries, or Assistant Treasurers. Any two or more of the preceding offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation, or these Bylaws to be executed, acknowledged, or verified by one or more officers. [Section 531]

7.02.    Term of Office, Resignation, and Removal. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective on its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board of Directors with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights. [Section 535]

7.03.    Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

7.04.    Authority. All officers, employees, and agents of the corporation shall have the authority and perform the duties to conduct and manage the business and affairs of the corporation that may be designated by the Board of Directors and these bylaws. [Section 531]

ARTICLE VIII — DUTIES OF OFFICERS

8.01.    Chairman of the Board. The Chairman of the Board of Directors, if the office is filled, shall be selected from among the directors and shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is present.

8.02.    President. The President shall be the chief executive officer and the chief operating officer of the corporation and shall see that all orders’ and resolutions of the Board of Directors are carried into effect, shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations that are held by the corporation and shall have the general powers of supervising and managing the day-to-day operations of the corporation, In the absence or disability of the Chairman, or if that office has not been filled, the President shall also perform the duties and execute the powers of the Chairman, as set forth in these Bylaws.

8.03.    Vice-Presidents. The Vice Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform any other duties that the Board of Directors or the President may from time to time prescribe.

8.04.    Secretary. The Secretary shall attend all meetings of the Board of Directors and shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose; shall give or cause to be given notice of all meetings of the shareholders and the Board of Directors; and shall keep in safe custody the seal of the corporation, if any, and, when authorized by the Board of Directors, affix it to any instrument requiring it, and when so affixed it shall be attested to by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers, and authorities of the Secretary to one or more Assistant Secretaries, unless the delegation is disapproved by the Board of Directors.

8.05.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in the depositories that may be designated by the Board of Directors. The Treasurer shall render to the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers, and authorities to one or more Assistant Treasurers unless the delegation is disapproved by the Board of Directors.

8.06.    Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary’s absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer’s absence or disability, The Assistant Secretaries and Assistant Treasurers shall also perform the duties that may be delegated to them by the Secretary and Treasurer, respectively, and also the duties that the Board of Directors may prescribe.

ARTICLE IX — SPECIAL CORPORATE ACTS

9.01.    Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange, and orders for payment of money of the corporation shall be signed by the officer or officers or any other person or persons that the Board of Directors may from time to time designate. Such action may be subject to certain voting restrictions, all as set forth in the Shareholder Agreement.

9.02.    Contracts and Conveyances. The Board of Directors may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage, or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman, the President or any Vice President, and the Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer may execute the instrument in the name and on behalf of the corporation and may affix the corporate seal, if any, to it. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, by the Articles of Incorporation or by these Bylaws to be executed, acknowledged or verified by two or more officers, Likewise, no action shall be taken which is contrary to the voting requirements set forth in the Shareholder Agreement.

ARTICLE X — BOOKS AND RECORDS

10.01.    Maintenance of Books and Records. The proper officers and agents of the corporation shall keep and maintain the books, records, and accounts of the corporation’s business and affairs, minutes of the proceedings of its shareholders, Board of Directors, and committees, if any, and the stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable and as shall be required, by the laws of the state of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records, and minutes may be kept within or without the state of Michigan in a place that the Board of Directors shall determine. [Section 485]

10.02.    Reliance on Books and Records. In discharging his or her duties, a director or an officer of the corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

(a)    One or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

(b)     Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence; or

(c)    A committee of the Board of Directors of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted. [Section 541a]

ARTICLE XI — INDEMNIFICATION

11.01.    Nonderivative Actions. Subject to all of the other provisions of Article XI, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (i) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful, or (iii) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act or intentionally committed a criminal act. [Section 561]

11.02.    Derivative Actions. Subject to all of the provisions of Article XI, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue, or matter in which the person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred. The termination of any action or suit by settlement shall not, of itself, create a presumption that the person (i) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or (ii) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act or intentionally committed a criminal act. [Section 562]

11.03.    Expenses of Successful Defense. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 11.01 or 11.02, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify such person against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided by this Section 11.03. [Section 563]

11.04.    Definition. For the purposes of Sections 11.01 and 11.02, “other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders” as referred to in Sections 11.01 and 11.02. [Section 571]

11.05.    Contract Right; Limitation on Indemnity. The right to indemnification conferred in Article XI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the corporation as well as in the person’s capacity as a director or officer. Except as otherwise expressly provided in this Article XI, the corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the Board of Directors.

11.06.    Determination that Indemnification is Proper. Any indemnification under Sections 11.01 or 11.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 11.01 or 11.02, whichever is applicable, and upon an evaluation of the reasonableness of expense and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:

(a)    By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;

(b)    If the quorum described in clause (a) above is not obtainable, then by majority vote of a committee of directors duly designated by the Board of Directors and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding;

(c)    By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the Board of Directors or its committee in the manner prescribed in subparagraph (a) or (b); or (ii) if a quorum of the Board of Directors cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), by the Board of Directors; or

(d)    By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

(e)    By all independent directors (as defined by Section 107(3) of the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

If the Articles of Incorporation of this corporation include a provision eliminating or limiting the liability of a director pursuant to Section 209 of the Michigan Business Corporation Act, the corporation shall indemnify a director for the expenses and liabilities described below in this paragraph without a determination that the director has met the standard of conduct set forth in the Michigan Business Corporation Act, but no indemnification may be made except to the extent authorized in Section 564c of the Michigan Business Corporation Act, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or intentionally violated criminal law. In connection with an action or suit by-op in the right of the corporation, as described in Section 11,02, indemnification may be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the corporation, as described in Section 11.01, indemnification may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred. [Section 564a]

11.07.    Authorization of Payment. Authorization of payments under Sections 11.01 and 11.02 shall be made in any of the following ways:

(a)    by the Board of Directors:

(i)    if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum) or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

(ii)    if the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors who are not parties or threatened to made parties (a majority of whom shall for this purpose constitute a quorum); or

(iii)    if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the Board of Directors in accordance with Section 3,07, in which authorization all directors may participate; or

(b)    by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

11.08.    Proportionate Indemnity. If a person is entitled to indemnification under Sections 11.01 or 11.02 for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

11.09.    Expense Advance. The corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Sections 11.01 or 11.02 who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required by the Michigan Business Corporation Act for the indemnification of the person under the circumstances. An evaluation of the reasonableness under this Section 11.09 shall be made as specified in Section 11.06, and authorizations shall be made in the manner specified in Section 11.07, unless the advance is mandatory. A provision in the Articles of Incorporation, these Bylaws, a resolution by the Board of Directors or the shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise. [Section 564b]

11.10.    Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. [Section 565]

11.11.    Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation. [Section 561]

11.12.    Former Directors and Officers. The indemnification provided in this Article XI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person. [Section 565]

11.13.    Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify the person against the liability under these bylaws or applicable law. If the Articles of Incorporation of this corporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(l)(c) of the Michigan Business Corporation Act, such insurance may be purchased from an insurer owned by the corporation, but such insurance may insure against monetary liability to the corporation or its shareholders only to the extent to which the corporation could indemnify the director under Section 11.06(b). [Section 567]

11.14.    Changes in Michigan Law. If there is any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of this Article XI, then the indemnification to which any person shall be entitled under this Article XI shall be determined by the changed provisions, but only to the extent that the change permits the corporation to provide broader indemnification rights than the provisions permitted the corporation to provide before the change. Subject to Section 11.15, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

11.15.    Amendment or Repeal of Article XI. No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal.

11.16.    Enforcement Of Rights. Any determination with respect to indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within 30 days, after written request to the corporation by the person seeking such indemnification or payment. If it is determined that such indemnification or payment is proper and if such indemnification or payment is authorized (to the extent such authorization is required) in accordance with this Article XI, then such indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within 30 days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article XI, the Articles of Incorporation or applicable law have been satisfied. The rights granted by this Article XI shall be enforceable by such person in any court of competent jurisdiction.

ARTICLE XII — AMENDMENTS

12.01.    Amendments. The power to amend or repeal these Bylaws or to adopt new Bylaws is reserved exclusively to the shareholders of the corporation acting at any meeting duly held in accordance with these Bylaws, provided that notice of the meeting includes notice of the proposed amendment, alteration, or repeal. [Section 231] Such amendments are subject to ratification by the Board of Directors. Further, any such amendments or repeal shall be undertaken only in compliance with the voting requirements set forth in the Shareholder Agreement, wherein the “Founding Shareholders” (as that term is defined in the Shareholder Agreement) must be in favor of such amendments or repeal in order for the amendment or repeal to be effective.

16